UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employee Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA (Address of principal executive offices)		20171-3025 (Zip Code)
Registrant’s telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.
     On December 5, 2006, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, and Scotia Capital (USA) Inc., as representatives of the several underwriters named in Schedule I thereto, in connection with the issuance and sale of $600,000,000 aggregate principal amount of Extendible Collateral Trust Bonds (the “Bonds”). The Bonds will mature on January 4, 2008, unless the maturity of all or any portion of the principal amount of the Bonds is extended by the holders thereof, but in no event later than January 4, 2012. Interest on the Bonds will be at LIBOR, plus or minus the applicable spread, payable monthly in arrears on the fourth day of each month, beginning on January 4, 2007, and on the applicable maturity date. The Bonds may not be redeemed by the Company prior to maturity. The offering is expected to close on December 12, 2006.
     The descriptions in this Current Report of the Underwriting Agreement and the terms of the Bonds are qualified in their entirety by reference to copies of the Underwriting Agreement and the Global Certificate for the Extendible Collateral Trust Bonds which are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: December 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 5, 2006, by and among the Company, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, and Scotia Capital (USA) Inc., as representatives of the several underwriters named in Schedule I thereto.

4.1	Form of the Global Certificate for the Extendible Collateral Trust Bonds.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the issuance and sale of the Extendible Collateral Trust Bonds.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).